EXHIBIT 99.1

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements give effect to the divestiture of the Metrica Business by ADC as described under Item 2.01 of this report.  The unaudited pro forma condensed consolidated financial statements make adjustments to our condensed consolidated balance sheet as of July 31, 2004 (unaudited), our condensed consolidated statement of continuing operations for the year ended October 31, 2003, and our condensed consolidated statement of continuing operations for the nine months ended July 31, 2004 (unaudited) as if the transaction had been completed on July 31, 2004 for the purposes of the unaudited pro forma condensed consolidated balance sheet and on November 1, 2002 for purposes of the unaudited pro forma condensed consolidated statements of continuing operations.

The unaudited pro forma condensed consolidated financial statements presented are based on the assumptions and adjustments described in the accompanying notes.  The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations that would actually have been reported had the sale occurred as assumed or which may be reported in the future.  The unaudited pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements and related notes of ADC included in our annual report on Form 10-K and quarterly reports on Form 10-Q.

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

July 31, 2004

(In millions)

	Historical ADC (b)	Metrica Business (d)	Pro Forma Adjustments		Pro Forma
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$413.9	$—	35.0(	e)	$448.9
Available-for-sale securities	7.4	—	—		7.4
Accounts receivable, net	152.4	(7.3)	—		145.1
Unbilled revenue	31.4	(2.6)	—		28.8
Inventories, net	112.2	(1.3)	—		110.9
Assets of discontinued operations	21.7	—	—		21.7
Prepaid and other current assets	39.8	(0.9)	—		38.9
Total current assets	778.8	(12.1)	35.0		801.7

PROPERTY AND EQUIPMENT, NET	240.5	(1.2)	—		239.3
ASSETS HELD FOR SALE	6.9	—	—		6.9
RESTRICTED CASH	19.8	—	—		19.8
GOODWILL	175.7	—	—		175.7
INTANGIBLES, NET	73.9	—	—		73.9
AVAILABLE-FOR-SALE SECURITIES	23.2	—	—		23.2
OTHER ASSETS	35.8	—	3.9(	f)	39.7
Total assets	$1,354.6	$(13.3)	$38.9		$1,380.2

LIABILITIES AND SHAREOWNERS’ INVESTMENT:

CURRENT LIABILITIES:
Accounts payable	$68.8	$(0.6)	—		$68.2
Accrued compensation and benefits	57.0	(1.2)	—		55.8
Other accrued liabilities	89.3	(9.8)	—		79.5
Income taxes payable	23.8	0.2	—		24.0
Restructuring accrual	34.0	(0.4)	—		33.6
Liabilities of discontinued operations	20.2	—	—		20.2
Notes payable	0.6	—	—		0.6
Total current liabilities	293.7	(11.8)	—		281.9

PENSION OBLIGATIONS	60.6	—	—		60.6
LONG-TERM NOTES PAYABLE	400.4	—	—		400.4
OTHER LONG-TERM LIABILITIES	4.4	—	—		4.4
Total liabilities	759.1	(11.8)	—		747.3

SHAREOWNERS’ INVESTMENT (809.0 shares outstanding)	595.5	(1.5)	1.5(	g)
			37.4(	h)	632.9
Total liabilities and shareowners’ investment	$1,354.6	$(13.3)	$38.9		$1,380.2

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF CONTINUING OPERATIONS

Year Ended October 31, 2003

(In millions, except per share amounts)

	Historical ADC (a)	Discontinued Operations ADC (c)	Metrica Business (d)	Pro Forma Adjustments	Pro Forma

NET SALES:
Product	$571.7	$(77.6)	$(9.3)	$—	$484.8
Service	201.5	(76.0)	(20.9)	—	104.6
TOTAL NET SALES	773.2	(153.6)	(30.2)	—	589.4

COST OF SALES:
Product	316.6	(35.1)	(0.9)	—	280.6
Service	165.2	(52.5)	(11.0)	—	101.7
TOTAL COST OF SALES	481.8	(87.6)	(11.9)	—	382.3

GROSS PROFIT	291.4	(66.0)	(18.3)	—	207.1

OPERATING EXPENSES:
Research and development	108.6	(40.7)	(5.8)	—	62.1
Selling and administration	222.1	(60.5)	(3.7)	—	157.9
Impairment charges	15.6	—	—	—	15.6
Restructuring charges	41.8	(9.5)	(4.0)	—	28.3

Total Operating Expenses	388.1	(110.7)	(13.5)	—	263.9

OPERATING LOSS	(96.7)	44.7	(4.8)	—	(56.8)

OTHER INCOME, NET	14.6	(5.6)	0.1	—	9.1

INCOME (LOSS) BEFORE INCOME TAXES	(82.1)	39.1	(4.7)	—	(47.7)
PROVISION (BENEFIT) FOR INCOME TAXES	(5.4)	0.9	(0.6)	—	(5.1)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$(76.7)	$38.2	(4.1)	—	(42.6)

AVERAGE COMMON SHARES OUTSTANDING (BASIC AND DILUTED)	803.4				803.4

BASIC AND DILUTED LOSS FROM CONTINUING OPERATIONS PER SHARE	$(0.10)				$(0.05)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF CONTINUING OPERATIONS

Nine Months Ended July 31, 2004

(In millions, except per share amounts)

	Historical ADC (b)	Metrica Business (d)	Pro Forma Adjustments	Pro Forma

NET SALES:
Product	$440.6	$(7.2)	$—	$433.4
Service	98.1	(13.4)	—	84.7
TOTAL NET SALES	538.7	(20.6)	—	518.1

COST OF SALES:
Product	235.6	(0.3)	—	235.3
Service	90.7	(10.1)	—	80.6
TOTAL COST OF SALES	326.3	(10.4)	—	315.9

GROSS PROFIT	212.4	(10.2)	—	202.2

OPERATING EXPENSES:
Research and development	48.0	(4.8)	—	43.2
Selling and administration	143.5	(7.2)	—	136.3
Impairment charges	1.5	—	—	1.5
Restructuring charges	12.8	(0.2)	—	12.6

Total Operating Expenses	205.8	(12.2)	—	193.6

OPERATING INCOME (LOSS)	6.6	2.0	—	8.6

OTHER INCOME (LOSS), NET	9.1	(0.6)	—	8.5

INCOME (LOSS) BEFORE INCOME TAXES	15.7	1.4	—	17.1
PROVISION (BENEFIT) FOR INCOME TAXES	0.7	—	—	0.7
INCOME (LOSS) FROM CONTINUING OPERATIONS	$15.0	1.4	$—	$16.4

AVERAGE COMMON SHARES OUTSTANDING (BASIC)	807.9			807.9
AVERAGE COMMON SHARES OUTSTANDING (DILUTED)	813.3			813.3

BASIC AND DILUTED INCOME (LOSS) FROM CONTINUING OPERATIONS PER SHARE	$0.02			$0.02

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Adjustments

(a)          Historical ADC from ADC’s Form 10-K for the year ended October 31, 2003.

(b)         Historical ADC from ADC’s Form 10-Q as of and for the nine months ended July 31, 2004.

(c)          Represents operations discontinued subsequent to the respective period end.  Discontinued operations for the year ended October 31, 2003 includes the BroadAccess40 business, the business related to our Cuda™ cable modem termination system product line, the operations related to our FastFlow® Broadband Provisioning Manager software, and the business related to our Singl.eView® customer care and billing software business.

(d)         Represents the balance sheet and the statement of operations for the periods presented for the Metrica Business.  Excluded from the statement of operations are certain expenses allocated to the Metrica Business such as research and development and selling and administration expenses, which will not be transferred to WatchMark.

(e)          Adjustment represents cash received from WatchMark for the purchase of Metrica.

(f)            Adjustment represents the equity interest in WatchMark for the purchase of Metrica.

(g)         Adjustment represents elimination of equity on the stand-alone Metrica financial statements.

(h)         Adjustment represents the estimated gain on the sale of the Metrica.